PPA TRANSFER AGREEMENT


     This PPA TRANSFER AGREEMENT ("Agreement") is dated as of August 5, 1997 and is made by and between NEW ENGLAND POWER COMPANY, a Massachusetts corporation ("NEP"), and USGEN ACQUISITION CORPORATION, a Delaware corporation ("Asset Purchaser"). This Agreement sets forth the terms and conditions under which NEP will transfer to Asset Purchaser the economic benefits and performance obligations, subject to NEP's continuing obligations to make certain payments, associated with certain Power Purchase Agreements between NEP and third party power suppliers (the "Power Sellers") that NEP and Asset Purchaser desire to be transferred concurrently with the sale of NEP's generation business to Asset Purchaser pursuant to the Asset Purchase Agreement, dated as of August 5, 1997 (the "APA"), by and among NEP, The Narragansett Electric Company and Asset Purchaser.

1. The following Power Purchase Agreements (each, as amended or supplemented, a "Commitment") are incorporated into this Agreement by reference:

Doc.
No.  Party                                        Date
---  -----                                        ----

2076 Ocean State Power                            5/14/86*
2077 Ocean State Power II                         6/15/88*
2068 Altresco Pittsfield, L.P.                    12/9/87*
2071 Milford Power L.P.                      4/24/96
2072 Pawtucket Power Associates L.P.              12/14/87*
2062 Ogden Haverhill Associates                   12/30/85*
2065 SES Millbury Company, L.P.                   12/17/85
2063 Massachusetts Refusetech, Inc.               1/6/81*
2064 Refuse Energy Systems Company                1/1/6
2075 L'Energia L.P.                          2/26/91
2058 Lawrence Hydroelectric Associates            1/1/85
2061 Ridgewood Providence Power Partners, L.P.         11/6/87*
2060 Pontook Hydro L.P.                      1/26/85
2102 Waste Management of New Hampshire, Inc.      5/20/91*
2067 Suncook Energy Corporation                   9/7/94*
2059 Mascoma Hydro Corporation                    11/14/86
2066 Phillip's Energy, Inc.                       9/7/94*
2073 Massachusetts Water Resources Authority      9/21/95
2069 Clark University                             2/12/82*
2070 Clark University                             2/12/82*
2078 General Electric Lynn River Works            7/7/92
2079 Refuse Fuels Associates                      6/12/80*
2080 Simpson Paper                           1/1/85
2074 Canal I                                 12/1/65*
2035 HydroQuebec Phase II                         10/14/85
2033 HydroQuebec Phase I                     3/21/83
2103 Connecticut Light & Power                    1/4/89*
2592 Cambridge Electric Light Company,
     Commonwealth Electric Light Company               7/3/93*

     * Indicates agreement has been amended or supplemented.

     A Commitment shall be automatically deleted from the above Commitment list without further action by the parties: (i) on the effective date of any Novation (as defined in Section 7, below), (ii) upon the expiration of a Commitment pursuant to its terms, or (iii) upon the termination of a Commitment pursuant to the written agreement of the parties thereto.

2. This Agreement shall become effective on the Effective Date (as defined in Section 13) and shall remain in effect until Asset Purchaser has made payment to NEP of amounts owed pursuant to Section 4(a), below, and NEP has made payment to Asset Purchaser and/or the Power Sellers of amounts

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     owed pursuant to Sections 3, 4(b) and 8, below, for the last month in which a Commitment is listed on the Section 1 Commitment list; provided however that the provisions of Section 8 of this Agreement shall survive until NEP has paid all amounts due thereunder.

3. Commencing as of the Effective Date, NEP agrees to provide to Asset Purchaser all electric capacity, energy and any other benefits it receives under each Commitment listed on the Section 1 Commitment list as of the first day of the month simultaneously with NEP's receipt thereof from each Power Seller. All electric energy shall be delivered to Asset Purchaser at the point at which the Power Seller makes delivery to NEP as established under the Commitment. Asset Purchaser shall be responsible for making all arrangements necessary for the further transmission of such energy. NEP shall, however, promptly reimburse Asset Purchaser for all costs actually and reasonably incurred by Asset Purchaser in transmitting such energy from such delivery points to the NEPOOL Pool Transmission Facility system either pursuant to this Section 3 or pursuant to a Commitment which has been amended and assigned pursuant to Section 7, provided that NEP shall not be responsible for an increase in such cost attributable to any amendment to a Commitment by the Asset Purchaser.

4. (a) Commencing as of the month following the Effective Date, Asset Purchaser agrees to pay to NEP each month all amounts properly due from NEP to the Power Seller for the preceding month associated with capacity, energy and any other benefits made available to NEP by the Power Seller and accordingly by NEP to it from each Commitment listed on the preceding month's Section 1 Commitment list, less the amount of NEP's Monthly Payment Obligation specified in Section 8 below. For purposes of the first monthly payment due from Asset Purchaser to NEP under this Agreement in connection with each Commitment, energy payments shall be based on meter readings taken on the first day for which Asset Purchaser has a payment obligation under this Agreement and capacity payments shall be based on the ratio of the number of days in the month for which Asset Purchaser has a payment obligation under this Agreement to the total number of days in the month. Asset Purchaser shall make such payment sufficiently in advance of the time that such payment is due by NEP to the Power Seller as to allow NEP to make timely payment under such Commitment. In turn, each month NEP agrees to timely pay each Power Seller all amounts due under each Commitment, which includes the amount NEP receives from Asset Purchaser in connection with such Commitment and the amount of NEP's payment obligation specified in
     Section 8 below.

     (b) Upon the Effective Date, NEP shall irrevocably and unconditionally assign and thereafter hold for the benefit of and/or credit to Asset Purchaser against payments due from it to NEP under Section 4(a) hereof or at the termination of this Agreement pay to Asset Purchaser any and all amounts which are then or thereafter received by NEP from the Power Sellers under the Commitments, including, without limitation, any aggregate differential balances under any Commitment and the benefit of and proceeds from any security deposits, letters of credit or other similar instruments or accounts established for the benefit of NEP by the Power Seller, but excluding any credits or refunds received by NEP after the Effective Date which relate to billing errors or reconciliations of pre-Effective Date bills, and any amounts paid by the Power Sellers to NEP with respect to disputes arising before the Effective Date that are attributable to a period prior to the Effective Date.

5. (a) Effective as of the Effective Date, NEP hereby irrevocably and unconditionally appoints Asset Purchaser as its representative and agent for all purposes under each Commitment. Asset Purchaser is hereby authorized to take all actions that NEP may lawfully take under the Commitment without further approval by NEP, including, without limitation, the following: with respect to all matters arising under the Commitments, deal directly with the Power Sellers, the New England Power Pool ("NEPOOL"), the Independent System Operator (as designated under the Restated NEPOOL Agreement as filed with the Federal Energy Regulatory Commission on December 31, 1996, and as amended from time to time), other transporters of electric energy, federal, state and local governmental authorities, and any other persons; act on NEP's behalf in

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     the prosecution or defense, as the case may be, of any rights or liabilities arising under the Commitments; monitor the Power Sellers' performance under the Commitments; review and audit all bills and related documentation rendered by the Power Sellers; and on NEP's behalf enter into amendments to the Commitments of any nature; provided, however Asset Purchaser shall not amend any Commitment with respect to any of NEP's interconnection rights and obligations, or extend the term thereof or increase NEP's obligations thereunder without NEP's consent, which shall not be unreasonably withheld. Asset Purchaser shall have the right to delegate to its affiliates or third parties any of its responsibilities under this Section 5. NEP hereby agrees to provide and deliver to Asset Purchaser all information which NEP now has or hereafter acquires or to which it is entitled with respect to each Commitment and Asset Purchaser hereby agrees to be subject to any confidentiality provisions of such Commitment with respect to such information. NEP also agrees to participate at Asset Purchaser's request and under Asset Purchaser's direction in any governmental proceeding with respect to the Commitments or this Agreement.

     (b) NEP agrees not to agree to any amendment to or waiver of rights under a Commitment without Asset Purchaser's consent, which Asset Purchaser may grant or withhold in its sole discretion, and will not take any actions inconsistent with the provisions of this Section 5.

6. (a) NEP will indemnify, defend and hold harmless the Asset Purchaser from and against any and all claims, demands or suits (by any person), losses, liabilities, damages (excluding consequential or special damages), obligations, payments, costs and expenses (including, without limitation, the costs and expenses of any and all actions, suits, proceedings, assessments, judgments, settlements, and compromises relating thereto and reasonable attorneys' fees and reasonable disbursements in connection therewith) to the extent the foregoing are not covered by insurance (each, an "Indemnifiable Loss"), asserted against or suffered by Asset Purchaser relating to, resulting from or arising out of any relationship or payment obligation of NEP resulting from or contained in this Agreement or any obligation of NEP for any acts or omissions under the Commitments incurred prior to the Effective Date. For purposes hereof, any willful or negligent failure of NEP to perform any act required to be performed by it under a Commitment which increases the amounts payable by Asset Purchaser under Section 4(a) hereof shall be an Indemnifiable Loss for which Asset Purchaser shall be entitled to indemnification hereunder.

     (b) Asset Purchaser will indemnify, defend and hold harmless NEP from and against any and all Indemnifiable Losses asserted against or suffered by NEP relating to, resulting from or arising out of any relationship or payment obligation of Asset Purchaser resulting from or contained in this Agreement. For purposes hereof, NEP's costs incurred in administering the Commitments and performing its obligations under this Agreement shall not be an Indemnifiable Loss.

     (c) Any person entitled to receive indemnification under this Agreement (an "Indemnitee") having a claim under these indemnification provisions shall make a good faith effort to recover all losses, damages, costs and expenses from insurers of such Indemnitee under applicable insurance policies so as to reduce the amount of any Indemnifiable Loss hereunder. The amount of any Indemnifiable Loss shall be reduced (i) to the extent that Indemnitee receives any insurance proceeds with respect to an Indemnifiable Loss and (ii) to take into account any net Tax benefit recognized by the Indemnitee arising from the recognition of the Indemnifiable Loss and any payment actually received with respect to an Indemnifiable Loss.

     (d) The expiration, termination or extinguishment of any covenant or agreement shall not affect the parties' obligations under this Section 6 if the Indemnitee provided the person required to provide indemnification under this Agreement (the "Indemnifying Party") with proper notice of the claim or event for which indemnification is sought prior to such expiration, termination or extinguishment.


     (e) The rights and remedies of NEP and Asset Purchaser under this
     Section 6 are exclusive and in lieu of any and all other rights and remedies which NEP and Asset Purchaser may have under this Agreement or otherwise for monetary relief with respect to any relationship or payment obligation resulting from this Agreement.

     (f) NEP and Asset Purchaser each agree that, notwithstanding any provisions in this Agreement to the contrary, all parties to this Agreement retain their remedies at law or in equity with respect to willful or intentional breaches of this Agreement.

     (g) If any Indemnitee receives notice of the assertion of any claim or of the commencement of any claim, action, or proceeding made or brought by any person who is not a party to this Agreement or any affiliate of a party to this Agreement (a "Third Party Claim") with respect to which indemnification is to be sought from an Indemnifying Party, the Indemnitee will give such Indemnifying Party reasonably prompt written notice thereof, but in any event not later than ten (10) calendar days after the Indemnitee's receipt of notice of such Third Party Claim.
     Such notice shall describe the nature of the Third Party Claim in reasonable detail and will indicate the estimated amount, if practicable, of the Indemnifiable Loss that has been or may be sustained by the Indemnitee. The Indemnifying Party will have the right to participate in or, by giving written notice to the Indemnitee, to elect to assume the defense of any Third Party Claim at such Indemnifying Party's own expense and by such Indemnifying Party's own counsel, and the Indemnitee will cooperate in good faith in such defense at such Indemnitee's own expense.

     (h) If within ten (10) calendar days after an Indemnitee provides written notice to the Indemnifying Party of any Third Party Claim the Indemnitee receives written notice from the Indemnifying Party that such Indemnifying Party has elected to assume the defense of such Third Party Claim as provided in the last sentence of clause (g), the Indemnifying Party will not be liable for any legal expenses subsequently incurred by the Indemnitee in connection with the defense thereof; provided, however, that if the Indemnifying Party fails to take reasonable steps necessary to defend diligently such Third Party Claim within twenty (20) calendar days after receiving notice from the Indemnitee that the Indemnitee believes the Indemnifying Party has failed to take such steps, the Indemnitee may assume its own defense, and the Indemnifying Party will be liable for all reasonable expenses thereof. Without the prior written consent of the Indemnitee, the Indemnifying Party will not enter into any settlement of any Third Party Claim which would lead to liability or create any financial or other obligation on the part of the Indemnitee for which the Indemnitee is not entitled to indemnification hereunder. If a firm offer is made to settle a Third Party Claim without leading to liability or the creation of a financial or other obligation on the part of the Indemnitee for which the Indemnitee is not entitled to indemnification hereunder and the Indemnifying Party desires to accept and agree to such offer, the Indemnifying Party will give written notice to the Indemnitee to that effect. If the Indemnitee fails to consent to such firm offer within ten (10) calendar days after its receipt of such notice, the Indemnitee may continue to contest or defend such Third Party Claim and, in such event, the maximum liability of the Indemnifying Party as to such Third Party Claim will be the amount of such settlement offer, plus reasonable costs and expenses paid or incurred by the Indemnitee up to the date of such notice.

     (i) Any claim by an Indemnitee on account of an Indemnifiable Loss which does not result from a Third Party Claim (a "Direct Claim") will be asserted by giving the Indemnifying Party reasonably prompt written notice thereof, stating the nature of such claim in reasonable detail and indicating the estimated amount, if practicable, but in any event not later than ten (10) calendar days after the Indemnitee becomes aware of such Direct Claim, and the Indemnifying Party will have a period of thirty (30) calendar days within which to respond to such Direct Claim. If the Indemnifying Party does not respond within such thirty (30) calendar day period, the Indemnifying Party will be deemed to have accepted such claim. If the Indemnifying Party rejects such claim, the Indemnitee will be free to seek enforcement of its rights to indemnification under this Agreement.

     (j) If the amount of any Indemnifiable Loss, at any time subsequent to the making of an indemnity payment in respect thereof, is reduced by recovery, settlement or otherwise under or pursuant to any insurance coverage, or pursuant to any claim, recovery, settlement or payment by or against any other entity, the amount of such reduction, less any costs, expenses or premiums incurred in connection therewith (together with interest thereon from the date of payment thereof at the prime rate then in effect of the Bank of Boston), will promptly be repaid by the Indemnitee to the Indemnifying Party. Upon making any indemnity payment, the Indemnifying Party will, to the extent of such indemnity payment, be subrogated to all rights of the Indemnitee against any third party in respect of the Indemnifiable Loss to which the indemnity payment relates; provided, however, that (i) the Indemnifying Party will then be in compliance with its obligations under this Agreement in respect of such Indemnifiable Loss and (ii) until the Indemnitee recovers full payment of its Indemnifiable Loss, any and all claims of the Indemnifying Party against any such third party on account of said indemnity payment is hereby made expressly subordinated and subjected in right of payment to the Indemnitee's rights against such third party. Without limiting the generality or effect of any other provision hereof, each such Indemnitee and Indemnifying Party will duly execute upon request all instruments reasonably necessary to evidence and perfect the above-described subrogation and subordination rights, and otherwise cooperate in the prosecution of such claims at the direction of the Indemnifying Party. Nothing in this clause (j) shall be construed to require any party hereto to obtain or maintain any insurance coverage.

     (k) A failure to give timely notice as provided herein will not affect the rights or obligations of any party hereunder except if, and only to the extent that, as a result of such failure, the party which was entitled to receive such notice was actually prejudiced as a result of such failure.

7. NEP and Asset Purchaser agree to work cooperatively and use all reasonable efforts to amend each Commitment and assign each such amended Commitment to Asset Purchaser so that NEP will be released of all further liabilities and obligations under the Commitment and Asset Purchaser will be directly in contract with the Power Seller (a "Novation"). Any such Novation shall include all modifications necessary to reflect the substitution of Asset Purchaser for NEP as the purchasing party under the Commitment (including modifications to Commitment price indices, where appropriate) and to properly describe interconnection, delivery point and transmission system references and obligations in the Commitment. The provisions of Section 8(d) shall apply to all such Novations. It is intended by the parties that all such Novations preserve the economic benefit and other rights of the Commitment to the Asset Purchaser without increasing the Asset Purchaser's obligations under the Commitment while continuing to afford to NEP the protections for its transmission system embodied in the interconnection provisions of the Commitment; provided however that nothing contained herein is intended to limit the ability of Asset Purchaser to direct the availability, dispatch, quantity or timing of the capacity or electrical output of a plant, facility or system which is the subject of a Commitment, subject to the current terms of such Commitment. NEP and Asset Purchaser agree to execute all agreements and documents reasonably required by the other in connection with all such Novations.

8. (a) In the month in which the Effective Date occurs, NEP shall be obligated to pay the Power Sellers an aggregate amount equal to (i) the Monthly Payment Obligation (as defined in 8(d)(1) below), as adjusted in accordance with Section 8(d)(4) below, multiplied by (ii) a fraction, the numerator of which is the total number of days in the month in which the Effective Date occurs, less the number of days in such month up to the Effective Date, and the denominator of which is the total number of days in the month in which the Effective Date occurs, and such adjusted amount shall be deducted by Asset Purchaser from the amount due NEP under Section 4 above for such month.

     (b) Commencing as of the month following the Effective Date and continuing for each succeeding month through and including January 2008, NEP shall be obligated to pay the Power Sellers each month an aggregate amount equal to the Monthly Payment Obligation, as adjusted in accordance with Section 8(c) and Section 8(d)(4) below, and such adjusted amount shall be deducted by Asset Purchaser from the amount due NEP under Section 4 above.

     (c) In the event that the amount of NEP's Monthly Payment Obligation set forth in Section 8(b) (as adjusted to reflect any increases pursuant to this Section 8(c)) shall in any month exceed the amount due NEP from Asset Purchaser under Section 4, NEP shall increase the amount of its obligation in the next month (in addition to its obligation set forth in Section 8(b)) by the amount of such excess plus interest thereon at the Applicable Discount Rate (as defined in Section 8(d)(3)) from the date payment from Asset Purchaser for such month would have been due to the date of the next payment by Asset Purchaser under Section 4 (the "Excess Obligation") and Asset Purchaser shall also be allowed to deduct such Excess Obligation from the amount due NEP under Section 4 for such month. Should there be an Excess Obligation as of January 31, 2008, NEP shall within thirty days thereafter pay at the direction of Asset Purchaser the amount of such Excess Obligation.

     (d) To the extent that a "Trigger Event" (as hereinafter defined) shall occur with respect to any Commitment, NEP will, with the consent of Asset Purchaser, make a full or a partial lump-sum payment ("Trigger Payment") to the appropriate Power Seller or such other party as the Asset Purchaser may direct, as the case may be. Subject to subsection
     (6) below, Trigger Payments shall, unless otherwise agreed to by Asset Purchaser, be made concurrently with the Trigger Event, or as soon thereafter as is practicable (but not later than the later of (x) sixty
     (60) days thereafter and (y) one hundred twenty (120) days after reasonable notice was given by Asset Purchaser that a Trigger Event was likely to occur) ("Trigger Payment Date").

          (1)  NEP's monthly payment obligations under Sections 8(a) and
          (b) above, and before adjustment in accordance with subsection (5) below, are detailed on Schedule B hereto ("Monthly Payment Obligation"). For each Commitment, and for each year from 1998 through 2007, a corresponding percentage of the Monthly Payment Obligation is set forth on Schedule A hereto (the "Applicable Percentage").

          (2) "Trigger Event" shall mean: (i) a Novation; (ii) a termination of a Commitment; (iii) a negotiated modification of a Commitment under which the obligations of NEP are reduced; or
          (iv) a legislative, regulatory or court-ordered change in the terms of a Commitment under which the obligations of NEP are reduced; provided, however, that if at the time any one of the events specified in (i), (ii), or (iii) above shall occur, Asset Purchaser shall be in default with respect to indemnification as to its payment obligations under Section 6(b) hereof, no Trigger Event shall be deemed to have arisen from any such event unless and until such default shall have been cured.

          (3) The amount of any Trigger Payment (i) if in respect of a Trigger Event listed in subsection (2)(i) or (ii) above, shall, except as otherwise approved by Asset Purchaser, be the discounted amount as of the Trigger Payment Date (using as the discount rate a percentage equal to the sum of (x) the yield reported on page PX1 of the Bloomberg Financial Market Services Screen (or, if not available, any other nationally recognized trading screen reporting on-line intraday trading in United States government securities) at 4:00 p.m. (New York time) on the day prior to the Trigger Payment Date for the off-the-run 5-year Treasury Note plus
          (y).50% (the "Applicable Discount Rate")) of (A) NEP's remaining Monthly Payment Obligations as of the Trigger Payment Date multiplied by (B) the Commitment's Applicable Percentage for the year in which the Trigger Payment Date occurs, and (ii) if in respect of a Trigger Event listed in subsection (2)(iii) or (iv) above, shall, except as otherwise approved by Asset Purchaser,

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          equal (x) the amount calculated under clause (i) above multiplied by (y) a fraction (but in no event less than zero nor greater than one (1)) calculated by mutual agreement in accordance with the following sentence (the "Reduction Factor"). The parties shall mutually agree to a Reduction Factor for each applicable Trigger Event that represents the proportion by which the discounted present value, using the Applicable Discount Rate, of the projected costs under the affected Commitment minus $.032 per kWh (as adjusted to be held constant in 1998 dollars using the Consumer Price Index), has been reduced as a result of such Trigger Event. Any controversy in connection with the calculation of the Reduction Factor shall be determined and settled by arbitration in New York, New York, by a person or persons mutually agreed upon, or in the event of a disagreement as to the selection of the arbitrator or arbitrators, in accordance with the rules of the American Arbitration Association. Any award rendered therein shall specify the findings of fact of the arbitrator or arbitrators and the reasons for such award, with the reference to and reliance on relevant law. Any such award shall be final and binding on each and all of the parties thereto and their personal representatives, and judgment may be entered thereon in any court having jurisdiction thereof and the fees of such arbitrators in connection with the determination shall be paid by the party against whom the award was made, or if a compromise was made, shared equally.

          (4) Upon the making of any such Trigger Payment, except as otherwise agreed to by Asset Purchaser, the amounts thereafter payable in accordance with Section 8(a) or Section 8(b) shall be reduced by the sum of (i) the reductions arising under this subsection (4) from all previous Trigger Payments made by NEP plus
          (ii)(x) in the case of a Trigger Payment made under Section 8(d)(4)(i), by an amount equal to (A) the Applicable Percentage used in calculating such Trigger Payment multiplied by (B) the Monthly Payment Obligation and (y) in the case of a Trigger Payment made under Section 8(d)(4)(ii), by an amount equal to (A) the Applicable Percentage used in calculating such Trigger Payment multiplied by (B) the Monthly Payment Obligation multiplied by (C) the Reduction Factor.

          (5) Notwithstanding the foregoing, NEP's obligation to make any Trigger Payment shall, at the option of NEP, be deferred, in whole or in part, pending satisfaction of the following conditions:
          (i) NEP shall be reasonably satisfied that the full amount of such Trigger Payment will be currently deductible for Federal and state income tax purposes and that such deduction shall be fully utilized in its Federal and state tax returns and (ii) NEP shall have received approval from all necessary regulatory authorities for any financing that NEP reasonably requires in order to fund such Trigger Payment. NEP shall use reasonable efforts to obtain and maintain, from all regulatory authorities having jurisdiction, approvals for the issuance of up to $100,000,000 in long-term securities for the purpose of funding Trigger Payments.

          (6) If NEP shall elect to defer making a Trigger Payment pursuant to subsection (5) above, then not later than the date that such Trigger Payment is otherwise due, NEP will grant a first priority, perfected security interest to Asset Purchaser in such portion of NEP's Contract Termination Charge revenues and related Service Agreements (the "CTCs") with Massachusetts Electric Company ("MECO") and The Narragansett Electric Company ("NECO") as is equal to the amount by which each Monthly Payment Obligation would be reduced pursuant to subsection (4) above had the Trigger Payment not been deferred. Such security interest shall be granted pursuant to a duly executed security agreement in form and substance reasonably satisfactory to Asset Purchaser, and shall provide that proceeds of the collateral shall be assigned to Asset Purchaser and paid by MECO and NECO to Asset Purchaser or as otherwise directed by Asset Purchaser; provided, however, that unless and until there shall occur an event of default under such security agreement, the Asset Purchaser will waive its right to receive proceeds directly from MECO and NECO pursuant to such assignment. Further, NEP shall not be permitted to exercise its election under subsection (5) unless the granting of the security interest contemplated in this subsection (6) and the assignment of proceeds in connection therewith shall be consented to by MECO and NECO.

          (7) During the term of this Agreement, NEP shall not grant, permit or suffer to exist any encumbrance, pledge, security interest, assignment, lien or other disposition of its rights to such portion of the CTCs referred to in subsection (7) above as is sufficient at all times to cover NEP's then remaining aggregate Monthly Payment Obligations and will at its sole expense take all actions required to remove and/or defend against any claim or encumbrance that may be created or asserted by any other party thereon.

          (8) Asset Purchaser shall release any security interest granted hereunder with respect to any Trigger Payment if: (a) NEP has provided Asset Purchaser with a letter of credit, collateral or other security in substitution for, and replacement of, the collateral referred to in Section 8(d)(6) which shall be at least equivalent in value to the security represented by such collateral as agreed between NEP and the Asset Purchaser, in the exercise of by each of its reasonable commercial judgment, or (b) NEP has paid Asset Purchaser the present value of the remaining security, using the Applicable Discount Rate applied in calculating the related deferred Trigger Payment.

9. This Agreement and all rights, obligations, and performances of the parties hereunder, are subject to all applicable Federal and state laws, and to all duly promulgated orders and other duly authorized action of governmental authority having jurisdiction.

10. Except as otherwise set forth in Section 5 hereof, this Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party hereto, including by operation of law without the prior written consent of the other party, nor is this Agreement intended to confer upon any other person except the parties hereto any rights or remedies hereunder. Notwithstanding the foregoing, (i) the Asset Purchaser may assign all of its rights and obligations hereunder to any wholly owned Subsidiary (direct or indirect) of PG&E Corporation and upon NEP's receipt of notice from Asset Purchaser of any such assignment, the Asset Purchaser will be released from all liabilities and obligations hereunder, accrued and unaccrued, such assignee will be deemed to have assumed, ratified, agreed to be bound by and perform all such liabilities and obligations, and all references herein to Asset Purchaser shall thereafter be deemed references to such assignee, in each case without the necessity for further act or evidence by the parties hereto or such assignee; provided, however, that no such assignment and assumption shall release the Asset Purchaser from its liabilities and obligations hereunder unless the assignee shall have acquired all or substantially all of the Asset Purchaser's assets; provided, further, however, that no such assignment and assumption shall relieve or in any way discharge PG&E Corporation from the performance of its duties and obligations under the Guaranty dated as of the date of this Agreement executed by PG&E Corporation for the purpose of financing or refinancing the Purchased Assets (as defined in the APA); and (ii) the Asset Purchaser or its permitted assignee may assign, transfer, pledge or otherwise dispose of its rights and interests hereunder to a trustee or lending institution(s) for the purpose of financing or refinancing the Purchased Assets (as defined in the APA), including upon or pursuant to the exercise of remedies under a financing or refinancing, or by way of assignments, transfers, conveyances or dispositions in lieu thereof; provided, however, that no such assignment or disposition shall relieve or in any way discharge the Asset Purchaser or such assignee from the performance of its duties and obligations under this Agreement. NEP agrees to execute and deliver such documents as may be reasonably necessary to accomplish any such assignment, transfer, conveyance, pledge or disposition of rights hereunder so long as NEP's rights under this Agreement are not thereby altered, amended, diminished or otherwise impaired.

11. This Agreement, the APA and any other agreement entered into by the parties pursuant to the APA constitute the entire agreement between the parties and supersede all previous offers, negotiations, discussions, communications and correspondence. This Agreement may be amended only by a written agreement signed by the parties. This Agreement is not intended to confer upon any other person (including, without limitation, the Power Sellers) except the parties hereto any rights or remedies.
     The interpretation and performance of this Agreement shall be according to and controlled by the laws of The Commonwealth of Massachusetts (regardless of the laws that might otherwise govern under applicable Massachusetts principles of conflicts of laws).

12. All payments required under this Agreement shall be paid in cash by federal or other wire transfer of immediately available funds to an account designated by the party to receive such payment.

13. This Agreement shall be of no force and effect until the Effective Date. If the APA shall have been terminated before the occurrence of the Closing Date (as defined in the APA), this Agreement shall, without any action of the parties hereto, terminate as of the time of the termination of the APA. As used in this Agreement, "Effective Date" shall mean the Closing Date (as defined in the APA).


     IN WITNESS WHEREOF, the parties have caused their duly authorized representatives to execute this Agreement on their behalf as of the date first above written.

                              NEW ENGLAND POWER COMPANY


                              By:
                              Name:
                              Title:



                              USGEN ACQUISITION CORPORATION


                              By:
                              Name:
                              Title: